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          CNT Completes Acquisition Of Inrange Technologies Corporation

   CNT is Now One of World's Largest Providers of Complete Storage Networking
                        Products, Solutions and Services

    MINNEAPOLIS, May 5 -- CNT (Nasdaq: CMNT), the global expert in storage networking, announced today the completion of the acquisition of Inrange Technologies Corporation. This powerful and industry unique combination will provide all customer segments -- from mid-range to enterprise -- a complete suite of storage networking products and services for local, metro and remote environments. In addition, with this expanded base of products and services, the resulting company will be better positioned to meet customer needs and provide a broader, more comprehensive line of complete end-to-end storage networking solutions.

    Under the terms of the acquisition agreement, CNT has acquired all outstanding shares of Inrange in an all-cash transaction valued at approximately $190 million, or $2.31 per Inrange share. CNT will record a one-time charge associated with the acquisition in the second quarter of fiscal 2003.

    CNT believes it will now realize global leadership positions in Fibre Channel and wide area network switching, and operations worldwide with combined fiscal 2002 pro-forma annual revenues of approximately $435 million. CNT expects the acquisition to be accretive to earnings per share by at least 10 percent in 2003 and to achieve annual cost savings of between $10 and $15 million to be fully phased in by early 2004. CNT expects to accomplish most of the integration work during the second quarter.

         Thomas G. Hudson, chairman, president and CEO of CNT, said, "The completion of this acquisition is great news for the customers, partners, shareholders and employees of CNT and Inrange. Not only are we strengthening CNT's portfolio of storage networking products and solutions, we are also expanding our expertise and solutions delivery capability worldwide. We are in a better position than ever to deliver business continuity solutions to our customers that drive business efficiencies, that lower cost and reduce IT risks of the enterprise.

         This transaction supports our strategy to expand both organically and by accretive acquisition. It aligns very well with our core competencies to be a full solutions provider for enterprise customers' needs in storage networking world wide, and it gives us the added scale to compete in this dynamic environment."

    CNT will continue to directly provide customers with a full range of storage networking products, solutions and services for local, metropolitan and wide are networks, including an integrated product line of Fibre Channel Directors, Storage Directors and Storage Routers. The primary channel for the FC9000 Channel Director will continue to be the existing storage vendor resellers, IBM and Hitachi Data Systems.

    About CNT

    CNT is the expert in today's most cost-effective and reliable storage networking solutions. For nearly 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT offers expertise in storage architecture and business continuity, innovative UltraNet storage networking technology, and the advantage of end-to-end solutions that include consulting, multi-vendor integration, support, and managed services. For more information, visit CNT's web site at www.cnt.com or call 763-268-6000.


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    Certain statements in this press release contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about benefits we expect to obtain from the merger, such as efficiencies, costs savings, market profile and competitive ability and position of the combined company, whether the transaction is accretive and other statements identified by the words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue". These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to the possibility that the benefits from the anticipated merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition, availability of sufficient working capital, and other risk factors relating to our industry as detailed from time to time in our SEC filings. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We disclaim any responsibility to update these forward-looking statements.

SOURCE  CNT
    -0-                             05/05/2003
    /CONTACT: Greg Barnum, VP Finance and CFO, +1-763-268-6110, greg_barnum@cnt.com , or Gail Greener, VP Marketing, +1-763-268-6791, gail_greener@cnt.com , both of CNT/

    /Web site:  http://www.cnt.com /
    (CMNT)